UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 3, 2017 (October 30, 2017)

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	(207) 773-8171

Not Applicable
(Former name or former address if changes since last report)
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 30, 2017, WEX Inc. (the “Company”) entered into the Second Amendment (the “Second Amendment”) to the Credit Agreement, dated as of July 1, 2016, among the Company, the subsidiaries of the Company identified therein and Bank of America, N.A., as administrative agent and the lenders party thereto, as amended by the First Amendment to Credit Agreement dated July 3, 2017 (the “Original Credit Agreement”). The Second Amendment increases commitments under the revolving credit facility under the Original Credit Agreement from $470,000,000 to $570,000,000.
In connection with the execution of the Second Amendment, the Company paid certain customary fees and expenses of Bank of America, N.A. in its capacity as administrative agent, and of Santander Bank, N.A., in its capacity as the Incremental Revolving Lender (as defined in the Second Amendment).
The foregoing summary of the Second Amendment is qualified in its entirety by the complete text of the Second Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as if fully set forth herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The discussion of the Second Amendment set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 3, 2017
WEX Inc.
By:     /s/ Roberto Simon
Name:    Roberto Simon
Title:    Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1
Second Amendment to Credit Agreement, dated as of October 30, 2017, by and among WEX Inc., the subsidiaries of WEX Inc. identified therein, the lenders party thereto and Bank of America, N.A., as administrative agent.